Exhibit 10.32

VIA E-MAIL DELIVERY

_______ __, 2022

[_____________]

[_____________]

[_____________]

[_____________]

E-mail: [_____________]

Re:	Waiver of Variable Rate Transaction

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement by and among Leading BioSciences, Inc., Palisade Bio, Inc. (the “Company”) and Altium Growth Fund, LP, dated as of December 16, 2020 (as amended, including by that certain Waiver and Amendment Agreement, dated as of January 31, 2022, by and among the Company and the holder named therein, the “Primary Financing SPA”) and (ii) Securities Purchase Agreement by and among the Company and the investors named therein, dated as of May 6, 2022 (the “SPA” and together with the Primary Financing SPA, the “Agreements”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreements.

Pursuant to Section 4(11)(b) of the SPA, the Company shall be prohibited from entering into a Variable Rate Transaction until the six (6) month anniversary of the Closing Date (as defined in the SPA). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreements.

Pursuant to Section 5(t) of the Primary Financing SPA, until the earlier to occur of (x) the date on which no Warrants or Bridge Warrants remain outstanding and (y) the date that is three (3) years from the Initial Closing Date (as such terms are defined in the Primary Financing SPA), the Company shall be prohibited from effecting or entering into a Variable Rate Transaction (as defined in the Primary Financing SPA).

The Company is considering a public offering (the “Public Offering”), pursuant to a registration statement on Form S-1 (File. No. 333-265769), as the same may be amended and/or supplemented (the “Registration Statement”), and the potential sale and issuance of certain securities which such offering may constitute a Variable Rate Transaction (as defined in the Primary Financing SPA) with Ladenburg Thalmann & Co. Inc. acting as sole book-running manager.

Please indicate your acknowledgement and agreement that the Public Offering shall not be deemed a Variable Rate Transaction for purposes of the Primary Financing SPA, to the extent you have rights under the Primary Financing SPA, and the SPA, to the extent you have rights under the SPA, that you hereby consent to the Public Offering, and that you waive any required notice provisions associated with the Primary Financing SPA, to the extent you have rights under the Primary Financing SPA, and the SPA, to the extent you have rights under the SPA (the “Waiver”). Please indicate your acknowledgement and agreement by executing below and returning to the Company as soon as possible on Monday August 8, 2022.

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Participation Right

Subject to the receipt of your executed acknowledgement and agreement of the Waiver and timely receipt of an executed notice of acceptance, attached hereto as Exhibit A (the “Notice of Acceptance”), if commencing on the day after the closing date of the Public Offering and terminating on the one year anniversary of the closing date of the Public Offering (this period, the “Rights Period”), the Company raises additional capital through the offering for sale for cash of capital stock, or securities convertible, exchangeable or exercisable for capital stock, of the Company (other than “Excluded Securities” as defined below) (“Offered Securities”), the Company will offer (a) you and (b) each other corporation or partnership to whom a waiver letter substantially in the form of this letter was addressed and who properly accepts such offer (collectively, the “Participants”), the right to collectively purchase up to an aggregate of fifty percent (50%) of Offered Securities at the same price and terms being offered, such securities to be allocated among the Participants on a pro rata basis based on the Participants’ ownership of equity securities of the Company (the “Participation Right”). For the avoidance of doubt, the Participation Right shall not apply to the Public Offering.

As used herein, “Excluded Securities” means (a) shares of common stock, options, or other equity awards to employees, consultants, officers or directors of the Company pursuant to an employee benefit or equity incentive plan which has been approved by the Board of Directors of the Company pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director, for services provided to the Company, (b) securities (including debt securities) upon the exercise or exchange of or conversion of any securities and/or other securities exercisable or exchangeable for or convertible into shares of common stock, (c) securities issued pursuant to acquisitions or strategic transactions, (d) securities issued by reason of a dividend, stock split, split-up or other distribution, and (e) securities sold pursuant to an at-the-market offering facility.

You acknowledge and agree that the offer of the Participation Right herein is in full satisfaction of the Company’s obligations under Section 5(n)(iii)(1) of the Primary Financing SPA.

If you choose to accept the Participation Right, the Company must receive your executed Notice of Acceptance only between 4:00 p.m. New York City time on the date of pricing of the Public Offering and 6:00 a.m. New York City time following the day of pricing (the “Notice Period”). The Company currently anticipates that the pricing will occur on August 10 or August 11 but reserves the right to determine the timing of the pricing in its sole discretion.

The Company hereby agrees to publicly disclose on or before 8:30 a.m., New York City time, within four business days following the date hereof, and in no event later than the public disclosure of the closing of the Public Offering, on a Current Report on Form 8-K or within two business days following the date hereof on a publicly filed Registration Statement on Form S-1, and, in each case, in no event later than the public disclosure of the closing of the Public Offering (and attaching the form of this Waiver as an exhibit to such filing (including all schedules and attachments), the “Filing”), the transactions as contemplated by this Waiver in accordance with applicable laws, rules and regulations. Immediately following the filing of the Filing, you or any of your affiliates shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, affiliates, employees or agents, that is not disclosed in the Filing. In addition, effective upon the filing of the Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and you or any of your affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that you and your affiliates will rely on the foregoing representations in effecting transactions in securities

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of the Company. The Company shall not disclose the name of the you or any of your affiliates in the Filing without your prior written consent; provided, however, the Company may name you or any of your affiliates in connection with the transactions contemplated herein in the Registration Statement, including any preliminary prospectus, final prospectus, or prospectus supplement.

The Company acknowledges and agrees that your decision to execute this Waiver and accept the Participation Right has been made independently of any other signatory of a waiver letter similar in the form of this letter (the “signatory(ies)”) and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other signatory or by any agent or employee of any other signatory, and no signatory and any of its agents or employees shall have any liability to any other signatory (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or therein, and no action taken by any signatory pursuant hereto or thereto, shall be deemed to constitute the signatories as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that they are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each signatory acknowledges that no other signatory has acted as agent for such signatory in connection with making the Waiver of a possible investment hereunder. Each signatory shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Waiver, and it shall not be necessary for any other signatory to be joined as an additional party in any proceeding for such purpose. Each signatory has been represented by its own separate legal counsel in its review and negotiation of this Waiver. The Company has elected to provide all signatories with a similar Waiver for the convenience of the Company and not because it was required or requested to do so by any signatory.

Very truly yours,

PALISADE BIO, INC.

By:
Name:	J.D. Finley
Title:	Chief Financial Officer

Cc:

ACKNOWLEDGED AND AGREED:

[_____________________________]

By: ____________________________
Name: ____________________________
Title: ____________________________

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Exhibit A

NOTICE OF ACCEPTANCE

TO:	PALISADE BIO, INC.

Reference is made to that waiver letter dated on or around August 5, 2022 (the “Waiver”).

The undersigned hereby accepts the Participation Right, subject to the terms of the Waiver. The undersigned acknowledges and agrees that this Notice of Acceptance shall be null and void ab initio if (i) this Notice of Acceptance is received by the Company prior to or after the Notice Period or (ii) the undersigned has not consented to the Waiver by return a duly executed copy thereof to the Company.

The undersigned hereby agrees that it shall not assign the Participation Right without the Company’s prior written consent.

The undersigned agrees that notwithstanding the Waiver, the Participation Right shall terminate on the earlier of (i) the termination of the Rights Period or (ii) immediately prior to the closing of a Change of Control of the Company. As used herein, “Change of Control” means (i) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company.

[_____________________________]

By: ____________________________
Name: ____________________________
Title: ____________________________

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